SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                               (Amendment No.   )
Filed by the Registrant  [ X]

Filed by a Party other than the Registrant  [  ]

Check the appropriate box:

[  ]  Preliminary Proxy Statement

[  ]  Confidential, for Use of the Commission Only (as permitted by Rule 14a-
      6(e)(2))

[ X]  Definitive Proxy Statement

[  ]  Definitive Additional Materials

[  ]  Soliciting Material Pursuant to Sections 240.14a-11(c) or Section 240.14a-
      12

                           WESTELL TECHNOLOGIES, INC.
                (Name of Registrant as Specified In Its Charter)


    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[ X]  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2) or
      Item 22(a)(2) of Schedule 14A

[  ]  $500 per each party to the controversy pursuant to Exchange Act Rule 14a-
      6(i)(3)

[  ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11

   1) Title of each class of securities to which transaction applies:


   2) Aggregate number of securities to which transaction applies:


   3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):


   4) Proposed maximum aggregate value of transaction:


   5) Total fee paid:


[  ]  Fee paid previously with preliminary materials

[  ]  Check box if any part of the fee is offset as provided by Exchange Act
      Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

   1) Amount Previously Paid:


   2) Form, Schedule or Registration Statement No.:

   3) Filing Party:


   4) Date Filed:






                           WESTELL TECHNOLOGIES, INC.
                             101 KENDALL POINT DRIVE
                             OSWEGO, ILLINOIS 60643
                                 (708) 820-1919




                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                               SEPTEMBER 11, 1996





TO THE STOCKHOLDERS:


     The Annual Meeting of Stockholders of Westell Technologies, Inc., a Delaware corporation (the "Company"), will be held at the Marriott Chicago Downtown, 540 N. Michigan Avenue, Chicago, Illinois 60611 on Wednesday, September 11, 1996 at 10:00 a.m. Central Daylight Time for the following purposes:

     1.  To elect seven directors.

     2. To consider and transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

     The Board of Directors has fixed the close of business on July 26, 1996 as the record date for determining the stockholders entitled to notice of and to vote at the Annual Meeting.

                              By Order of the Board of Directors



                              Stephen J. Hawrysz
                              Vice President,
                              Secretary, Treasurer and
                              Chief Financial Officer



August 9, 1996

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE DATE, SIGN AND MAIL THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED WHICH REQUIRES NO POSTAGE FOR MAILING IN THE UNITED STATES. A PROMPT RESPONSE IS HELPFUL, AND YOUR COOPERATION WILL BE APPRECIATED.



                           WESTELL TECHNOLOGIES, INC.
                             101 KENDALL POINT DRIVE
                             OSWEGO, ILLINOIS 60643
                                   ___________

                                 Proxy Statement

          Annual Meeting of Stockholders to be held September 11, 1996
                                   ___________



To the Stockholders of
  WESTELL TECHNOLOGIES, INC.:


     This Proxy Statement is being mailed to stockholders on or about August 9, 1996 and is furnished in connection with the solicitation by the Board of Directors of Westell Technologies, Inc., a Delaware corporation (the "Company"), of proxies for the Annual Meeting of Stockholders to be held on September 11, 1996 for the purpose of considering and acting upon the matters specified in the Notice of Annual Meeting of Stockholders accompanying this Proxy Statement. If the form of Proxy which accompanies this Proxy Statement is executed and returned, it will be voted. A Proxy may be revoked at any time prior to the voting thereof by written notice to the Secretary of the Company.

     A majority of the outstanding shares entitled to vote at this meeting and represented in person or by proxy will constitute a quorum. The affirmative vote of the holders of a plurality of the shares entitled to vote and represented in person or by proxy at this meeting is required for the election of directors. With regard to any other proposal submitted to a vote, approval requires the affirmative vote of a majority of the shares entitled to vote and represented in person or by proxy at this meeting. Shares represented by proxies which are marked "abstain" or to deny discretionary authority on any matter will be treated as shares present and entitled to vote, which will have the same effect as a vote against any such matters. Broker "non-votes" will be treated as not represented at the meeting as to matters for which a non-vote is indicated on the broker's proxy and will not affect the determination of the outcome of the vote on any proposal to be decided at the Annual Meeting. Broker "non-votes" and the shares as to which stockholders abstain are included for purposes of determining whether a quorum of shares is present at a meeting. A broker "non-vote" occurs when a nominee holding shares for a beneficial owner does not vote a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner.

     Expenses incurred in the solicitation of proxies will be borne by the Company. Officers of the Company may make additional solicitations in person or by telephone.

     The Annual Report to Stockholders for fiscal year ended March 31, 1996 ("fiscal 1996") accompanies this Proxy Statement. If you did not receive a copy of the report, you may obtain one by writing to the Secretary of the Company.

     As of July 26, 1996, the Company had outstanding 14,687,848 shares of Class A Common Stock and 21,617,134 shares of Class B Common Stock (collectively, the "Common Stock"), and such shares are the only shares entitled to vote at the Annual Meeting. Each share of Class A Common Stock is entitled to one vote and each share of Class B Common Stock is entitled to four votes on each matter to be voted upon at the Annual Meeting.

                        SECURITIES BENEFICIALLY OWNED BY
                      PRINCIPAL STOCKHOLDERS AND MANAGEMENT

     Set forth in the following table are the beneficial holdings (and the percentages of outstanding shares represented by such beneficial holdings) as of July 26, 1996 except as otherwise noted, of (i) each person (including any "group" as defined in Section 13(d)(3) of the Securities Exchange Act of 1934 (the "Exchange Act")) known by the Company to own beneficially more than 5% of its outstanding Common Stock, (ii) directors, (iii) each Named Executive Officer, and (iv) all directors and executive officers as a group. Except as otherwise indicated, the Company believes that the beneficial owners of the Common Stock listed below, based on information provided by such owners, have sole investment and voting power with respect to such shares, subject to community property laws where applicable.

     Under Rule 13d-3 of the Exchange Act, persons who have the power to vote or dispose of Common Stock of the Company, either alone or jointly with others, are deemed to be beneficial owners of such Common Stock.


Stockholders,                                                  Number of        Number of        Percent of
Named Executive                                                 Class A          Class B        Total Voting
Officers and Directors                                           Shares          Shares(1)         Power(2)

Robert C. Penny III . . . . . . . . . . . . . . . . . . .             --       19,814,368           (3)78.4%
Melvin J. Simon . . . . . . . . . . . . . . . . . . . . .             --       20,063,456        (3)(4)79.3%
Gary F. Seamans . . . . . . . . . . . . . . . . . . . . .     124,544(5)        1,553,678              6.3%
Robert H. Gaynor  . . . . . . . . . . . . . . . . . . . .        259,608               --              *
Curtis L. Benton  . . . . . . . . . . . . . . . . . . . .        780,974               --              *
Michael F. Lathrope . . . . . . . . . . . . . . . . . . .        645,414               --              *
J. William Nelson . . . . . . . . . . . . . . . . . . . .        313,851               --              *
Robert D. Faw . . . . . . . . . . . . . . . . . . . . . .        124,544               --              *
Stefan D. Abrams  . . . . . . . . . . . . . . . . . . . .        261,211               --              *
Michael A. Brunner  . . . . . . . . . . . . . . . . . . .        116,241               --              *
Paul A. Dwyer . . . . . . . . . . . . . . . . . . . . . .      16,848(6)               --              *
Ormand J. Wade  . . . . . . . . . . . . . . . . . . . . .        106,285               --              *
All directors and
 executive officers as a
 group (15 persons) . . . . . . . . . . . . . . . . . . .      2,987,944       21,617,134              88.4%

*  Less than 1%

(1)
   Holders of Class B Common Stock have four votes per share and holders of
   Class A Common Stock have one vote per share. Class A Common Stock is freely transferable and Class B Common Stock is transferable only to certain transferees but is convertible into Class A Common Stock on a share-for-share basis.

(2)
   Percentage of beneficial ownership is based on 14,687,848 shares of Class A
   Common Stock and 21,617,134 shares of Class B Common Stock outstanding as of
   July 26, 1996.

(3)
   Includes 19,814,368 shares of Class B Common Stock held by Messrs. Penny and
   Simon as Trustees pursuant to a Voting Trust Agreement dated February 23,
   1994, as amended (the "Voting Trust"), among Robert C. Penny III and Melvin
   J. Simon, as trustees (the "Trustees") and members of the Penny family (as defined in the Voting Trust Agreement) and Simon family (as defined in the
   Voting Trust Agreement). The Trustees have joint voting and dispositive power over all shares in the Voting Trust. Messrs. Penny and Simon each disclaim beneficial ownership with respect to all shares held in the Voting Trust in which they do not have a pecuniary interest. The Voting Trust contains
   6,215,377 shares held for the benefit of Mr. Penny's immediate family and
   902,310 shares held for the benefit of Mr. Simon's immediate family. The address for Messrs. Penny and Simon is Melvin J. Simon & Associates, Ltd.,
   4343 Commerce Court, Suite 114, Lisle, Illinois 60532.

(4)
   Includes 249,088 shares held in trust for the benefit of Shawn F. Seamans,
   Gary F. Seaman's son, for which Mr. Simon is trustee and has sole voting and dispositive power. Mr. Simon disclaims beneficial ownership of these shares.

(5)
   Represents shares held in trusts for the benefit of J. William Nelson's children for which Mr. Seamans is trustee and has sole voting and dispositive power. Mr. Seamans disclaims beneficial ownership of these shares.

(6)
   Includes options to purchase 16,848 shares that are exercisable within 60 days of July 31, 1996, but does not include options to purchase 73,052 shares which are not presently exercisable.



                     PROPOSAL NO. 1:  ELECTION OF DIRECTORS

   At the Annual Meeting, seven directors, constituting the entire Board of Directors of the Company, are to be elected to hold office until the next annual meeting of stockholders or until their successors are elected and qualified.

   It is intended that the proxies (except proxies marked to the contrary) will be voted for the nominees listed below, which nominees are members of the present Board of Directors. It is expected that the nominees will serve, but if any nominee declines or is unable to serve for any unforeseen cause, the proxies will be voted to fill any vacancy so arising in accordance with the discretionary authority of the persons named in the proxies.

NOMINEES

   The following table sets forth certain information with respect to the nominees, all of whom are members of the present Board of Directors:


NAME AND AGE        DIRECTOR
INFORMATION          SINCE      PRINCIPAL OCCUPATION AND OTHER

Gary F. Seamans (47)  1991      Gary F. Seamans has served as Chairman of the
                                Board of Directors of the Company since February
                                1991, as a director of the Company since
                                February 1988 and as Chief Executive Officer of
                                the Company since January 1988. From January
                                1988 to April 1996, Mr. Seamans also served as
                                President of the Company. Prior to joining the
                                Company, Mr. Seamans served as Vice President of
                                Sales and Marketing -- Midwest Division at MCI
                                Communications, Inc. from 1984 to 1987. From
                                1971 to 1984, Mr. Seamans held a variety of
                                management positions in the operations,
                                engineering, sales, marketing, strategic
                                planning, finance and personnel departments of
                                AT&T.

Robert H. Gaynor (72) 1990      Robert H. Gaynor has served as Vice Chairman of
                                the Board of Directors of the Company since
                                December 1991 and as a director of the Company
                                since October 1990. Mr. Gaynor presently serves
                                as Chairman of the Rockhill Workshop, an
                                executive conference at the University of
                                Missouri, Kansas City. From 1958 to 1986, Mr.
                                Gaynor held a variety of executive officer
                                positions at AT&T.

Melvin J. Simon (51)  1992      Melvin J. Simon has served as Assistant
                                Secretary and Assistant Treasurer of the Company
                                since July 1995 and as a Director of the Company
                                since August 1992. From August 1992 to July
                                1995, Mr. Simon served as Secretary and
                                Treasurer of the Company. A Certified Public
                                Accountant, Mr. Simon founded and has served as
                                President of Melvin J. Simon & Associates, Ltd.,
                                a public accounting firm, since May 1980.

Stefan D. Abrams (57) 1994      Stefan D. Abrams has served as a director of the
                                Company since February 1994. Mr. Abrams has been
                                a Managing Director of The TCW Group, Inc., an
                                investment management firm, since October 1992.
                                From September 1989 to September 1992, Mr.
                                Abrams was a Managing Director of Kidder,
                                Peabody & Company, an investment banking firm.

Michael A. Brunner (62) 1994    Michael A. Brunner has served as a director of
                                the Company since December 1994. From May 1985
                                to February 1992, Mr. Brunner served as
                                President of AT&T Federal Systems, a division of
                                AT&T. Mr. Brunner currently serves as a director
                                of Concurrent Computer Corporation, a computer
                                manufacturer, and as a director and past
                                Chairman of the Leonard Center for Excellence in
                                Engineering of Penn State University.



Paul A. Dwyer (62)    1996      Paul A. Dwyer has served as a director of the
                                Company since January 1996 and as a director of
                                Westell, Inc., a subsidiary of the Company,
                                since November 1995. Mr. Dwyer has served as
                                Vice President -- Finance of Henry Crown and
                                Company, a private investment firm, since
                                February 1981.

Ormand J. Wade (57)  1994       Ormand J. Wade has served as a director of the
                                Company since December 1994. From February 1987
                                to December 1992, Mr. Wade served as Vice
                                Chairman of Ameritech Corp. and from January
                                1982 to February 1987, as President and Chief
                                Executive Officer of Illinois Bell Telephone
                                Company. Mr. Wade currently serves as a director
                                of ITW Corporation, a manufacturer of precision
                                engineered products, Andrew Corporation, a
                                manufacturer of microwave and peripheral
                                equipment, NBD Bank Corp., a commercial bank,
                                and Northwestern Memorial Hospital, and as a
                                trustee of the University of Chicago.


INFORMATION CONCERNING THE BOARD OF DIRECTORS AND ITS COMMITTEES:

   The Board of Directors held 11 meetings during fiscal 1996. All directors attended at least 75% of the aggregate number of such meetings and of meetings of Board committees on which they served in fiscal 1996 except Stefan Abrams who attended eight meetings in fiscal 1996.

   The Board of Directors has established five standing committees: the Audit Committee, the Compensation Committee, the Stock Incentive Committee, the Executive Committee and the Finance Committee.

   The Audit Committee (comprised of Messrs. Brunner (Chair), Abrams and Dwyer) met once in fiscal 1996. The functions of the Audit Committee consist of recommending the appointment of auditors and overseeing the accounting and audit functions of the Company.

   The Compensation Committee (comprised of Messrs. Wade (Chair), Gaynor and Simon) met once in fiscal 1996. The functions of the Compensation Committee consist of determining executive officers' salaries and bonuses.

   The Stock Incentive Committee (comprised of Messrs. Wade (Chair), Gaynor and Simon) was established in August 1995 and met twice in fiscal 1996. The functions of the Stock Incentive Committee consist of administering and determining awards under the Company's 1995 Stock Incentive Plan and the Employee Stock Purchase Plan.

   The Executive Committee (comprised of Messrs. Gaynor (Chair), Seamans and Simon) met once in fiscal 1996. The Executive Committee has the authority to take all actions that the Board of Directors as a whole would be able to take, except as limited by applicable law.

   The Finance Committee (comprised of Messrs. Abrams (Chair), Seamans and Simon) met once in fiscal 1996. The functions of the Finance Committee consist of making recommendations to the Board of Directors as to financial matters and as to such matters as shall be referred to it by the Board of Directors. The Finance Committee shall also periodically review the investment policies and performance of the Company.

   Directors who are not employees of the Company each receive $20,000 per year for services rendered as directors, except Mr. Gaynor who receives $30,000 per year as Vice Chairman. In addition, all directors may be reimbursed for certain expenses incurred in connection with attendance at Board and committee meetings. Other than with respect to reimbursement of expenses, directors who are employees of the Company do not receive additional compensation for service as a director. In connection with his election as a director of the Westell, Inc. a subsidiary of the Company in November 1995, Mr. Dwyer was granted an option to purchase 89,900 shares of Class A Common Stock at an exercise price of $6.50 per share. Mr. Dwyer's options vest at a rate of 1,872 shares per month commencing January 1, 1996.


   THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL OF THE NOMINEES.


                             EXECUTIVE COMPENSATION

     The following table sets forth information for the fiscal years ended March 31, 1995 and 1996, with respect to all compensation paid or earned for services rendered to the Company by the Company's Chief Executive Officer and the Company's four other most highly compensated executive officers who were serving as executive officers at March 31, 1996 (together, the "Named Executive Officers").

                           SUMMARY COMPENSATION TABLE

                                                                     ANNUAL COMPENSATION
                                               FISCAL                                    ALL OTHER
NAME AND PRINCIPAL POSITION                     YEAR       SALARY      BONUS          COMPENSATION (1)(2)

    Gary F. Seamans
     Chairman of the Board and
     Chief Executive Officer  . . . . . . . . .  1996      $275,000     $212,800          $ 5,136
                                                 1995       253,000      231,000            3,205
    Curtis L. Benton
     Executive Vice President and Chief
     Administration Officer   . . . . . . . . .  1996       153,000       69,600            6,454
                                                 1995       139,000      124,382            3,162
    J. William Nelson
     President of U.S. Operations   . . . . . .  1996       152,000       69,600            4,435
                                                 1995       138,000      124,790            2,707
    Michael F. Lathrope
     Senior Vice President of Product
     Development and Chief Technology
     Officer  . . . . . . . . . . . . . . . . .  1996       140,000       42,400            4,366
                                                 1995       130,000       71,896            2,395
    Robert D. Faw
     President of Global Operations   . . . . .  1996       120,000       42,000            1,845
                                                 1995       105,000       67,500              988


(1)
  All Other Compensation for fiscal 1996 consists of matching contributions under the Company's 401(k) Profit Sharing Plan and life insurance premiums, as follows: Mr. Seamans: $3,570 and $1,566, respectively; Mr. Benton: $4,177 and $2,277, respectively; Mr. Nelson: $3,937 and $498, respectively; Mr.
  Lathrope: $3,910 and $456, respectively; and, Mr. Faw: $1,625 and $220, respectively.

(2)
  The Company did not issue restricted stock or grant stock options or SARs to any of the Named Executive Officers in fiscal 1996. At March 31, 1996, restricted stock, with a fair market value equal to $18.50 per share, was held by Mr. Seamans (199,636 shares of Class B Common Stock valued at
  $3,693,266); Mr. Benton (66,468 shares of Class A Common Stock valued at
  $1,229,658); and, Mr. Faw  (72,500 shares of Class A Common Stock valued at
  $1,341,250). Holders of restricted stock receive all dividends, if any, paid on such shares.


EMPLOYMENT AGREEMENTS

     Pursuant to an agreement dated September 13, 1988 between the Company and Richard Riviere, the Vice President of Transaction Services of the Company and President of Conference Plus, Inc., a subsidiary of the Company ("Conference Plus"), Mr. Riviere receives an annual base salary of not less than $75,000 during his employment with the Company. This agreement also provides Mr. Riviere with a right of first refusal with respect to the Company's interest in Conference Plus in the event the Company decides to sell such interest. In addition, after his employment with the Company terminates, Mr. Riviere has agreed not to compete with the Company for a period of two years.


             COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION


     The Compensation Committee of the Board of Directors is responsible for the Company's executive compensation policies. It annually determines the compensation to be paid to the executive officers of the Company. The Committee has two outside directors. The membership of the Compensation Committee and the Stock Incentive Committee were identical in fiscal 1996 and references made to the Compensation Committee in this report shall also be deemed to be references to the Stock Incentive Committee.


OVERVIEW AND PHILOSOPHY

     The executive compensation program is intended to provide overall levels of compensation for the executive officers which are competitive for the industries and the geographic areas within which they operate, the individual's experience, and contribution to the long-term success of the Company. A leading consulting firm provides information regarding executive compensation of companies that operate in similar industries which the Committee considers. The Hambrecht & Quist Communications Index (see Performance Graph) includes some of the companies which the Company considers. The Committee believes that its task of determining fair and competitive compensation is ultimately judgmental.

     The program is composed of base salary, annual incentive compensation, equity based incentives, and other benefits generally available to all employees.


BASE SALARY

     The base salary for each executive is intended primarily to be competitive with companies in the industries and geographic areas in which the Company competes. Surveys from outside firms and consultants are used to help determine what is competitive. In making annual adjustments to base salary, the Committee also considers the individual's performance over a period of time as well as any other information which may be available as to the value of the particular individual's past and prospective future services to the Company. This information includes comments and performance evaluations by the Company's Chief Executive Officer. The Committee considers all such data; it does not prescribe the relative weight to be given to any particular component.


ANNUAL INCENTIVE COMPENSATION

     Annual incentive compensation is ordinarily determined by a formula which considers the financial goals and objectives of the Company.


LONG-TERM INCENTIVES

     In general, the Committee believes that equity based compensation should form a part of an executive's total compensation package. Stock options may be granted to executives in order to directly relate a portion of the executive's earnings to the stock price appreciation realized by the Company's stockholders over the option period. Stock options also provide executives with the opportunity to acquire an ownership interest in the Company. The number of shares covered by each executive's option will be determined by factors similar to those considered in establishing base salary. In fiscal 1996, no stock options were granted to executive officers.


OTHER

     Other benefits are generally those available to all other employees in the Company, or a subsidiary, as appropriate.



COMPENSATION FOR CHIEF EXECUTIVE OFFICER

     The Committee applies the same standards in establishing the compensation of the Company's Chief Executive Officer as are used for other executives. However, there are procedural differences. The Chief Executive Officer does not participate in setting the amount and nature of his compensation. Gary Seamans received a bonus of $212,800 but did not receive any stock options for fiscal 1996.

     The Committee does not expect that Section 162(m) of the Internal Revenue Code will limit the deductibility of compensation expected to be paid by the Company in the foreseeable future.

     This report is submitted by the Compensation Committee of the Board of Directors.

                           Respectfully Submitted By:
                           The Compensation Committee
                             Ormand J. Wade (Chair)
                                Robert H. Gaynor
                                 Melvin J. Simon



                        COMPENSATION COMMITTEE INTERLOCKS
                            AND INSIDER PARTICIPATION

     The Compensation Committee is currently composed of Messrs. Wade (Chair), Gaynor and Simon, the Assistant Secretary and Assistant Treasurer of the Company. No interlocking relationship exists between the Company's Board of Directors or Compensation Committee and the board of directors or compensation committee of any other company, nor has any such interlocking relationship existed in the past.

     Since 1984, Melvin J. Simon & Associates, Ltd. has provided accounting and other financial services to the Company. Mr. Simon, a director and the Assistant Secretary and Assistant Treasurer of the Company and Co-Trustee of the Voting Trust, is the sole owner of Melvin J. Simon & Associates, Ltd. The Company paid Melvin J. Simon & Associates, Ltd. approximately $88,000, $88,000 and $64,000 in fiscal 1994, 1995 and 1996, respectively, for its services. The Company believes that these services are provided on terms no less favorable to the Company than could be obtained from unaffiliated parties.

     Pursuant to a contract that expired on January 31, 1996, Florence R. Penny, the mother of Robert C. Penny III, a Co-Trustee of the Voting Trust, and the beneficial owner of shares of Class B Common Stock held in the Voting Trust, for which Mr. Simon also acts as Co-Trustee, received $63,000 per year for her services as a consultant to the Company.

     The Company has granted Robert C. Penny III and Melvin J. Simon, as Trustees of the Voting Trust, certain registration rights with respect to the shares of Common Stock held in the Voting Trust.


             SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Exchange Act requires that the Company's officers and directors, and persons who own more than ten percent of the Company's outstanding stock, file reports of ownership and changes in ownership with the Securities and Exchange Commission. During Fiscal 1996, to the knowledge of the Company, all Section 16(a) filing requirements applicable to its officers, directors, and greater than ten percent beneficial owners were complied with except that Richard P. Riviere (the Vice President of Transaction Services) filed a Form 4 on August 5, 1996 for one transaction occurring in the month of December when it should have been filed on January 10, 1996 and Messrs. Kreitman (Senior Vice President of Global Manufacturing and Sourcing) and Hafner (Vice President of Business Development) filed their Form 3s on July 10, 1996 when they should have been filed on May 1, 1996.


                                PERFORMANCE GRAPH

     The following performance graph compares the monthly percentage change in the Company's cumulative total stockholder return on its Class A Common Stock with the cumulative total return of the Nasdaq Stock Market--U.S. Index and the Hambrecht & Quist Communications Index for the period commencing December 1, 1995 (the first day of trading of the Class A Common Stock on the Nasdaq National Market) and ending March 31, 1996. The stock price performance shown in the performance graph is not indicative of future stock price performance.


                COMPARISON OF FOUR MONTH CUMULATIVE TOTAL RETURN*

                           [GRAPH OMITTED]



                                                                 CUMULATIVE TOTAL RETURN

                                              12/1/95        12/95          1/96          2/96           3/96
 WESTELL TECHNOLOGIES, INC                        100          193           182           300            285

 NASDAQ STOCK MARKET--U.S.                        100           99           100           104            104

 H & Q COMMUNICATIONS                             100           94            95           104             96




*    $100 invested on December 1, 1995 in Class A Common Stock or on November
     30, 1995 in Index -- including reinvestment of dividends. Fiscal year ending March 31, 1996.


                                   ACCOUNTANTS

     Selection of independent auditors is made by the Board of Directors upon consultation with the Audit Committee. The Company's independent auditors for fiscal 1996 were Arthur Andersen LLP. The Board of Directors will vote upon the selection of auditors for the current fiscal year at a future Board meeting. Representatives of Arthur Andersen LLP will be present at the Annual Meeting with the opportunity to respond to appropriate questions and to make a statement if they desire to do so.


                          PROPOSALS OF SECURITY HOLDERS

     A stockholder proposal to be presented at the 1997 Annual Meeting must be received at the Company's executive offices, 101 Kendall Point Drive, Oswego, Illinois 60643 by no later than April 11, 1997 for evaluation as to inclusion in the Proxy Statement in connection with such meeting.

     In order for a stockholder to nominate a candidate for director, under the Company's Bylaws timely notice of the nomination must be given in writing to the Secretary of the Company. To be timely, such notice must be delivered or mailed by first class United States mail, postage prepaid, to the Secretary at the principal executive offices of the Company not less than sixty (60) days prior to the date of the annual meeting of stockholders. Such notice must describe various matters regarding the nominee and the stockholder giving the notice, including such information as name, address, occupation and shares held.

     In order for a stockholder to bring other business before a stockholders meeting, timely notice must be given to the Secretary of the Company within the time limits described above. Such notice must include various matters regarding the stockholder giving the notice and a description of the proposed business. These requirements are separate from and in addition to the requirements a stockholder must meet to have a proposal included in the Company's proxy statement.


                              FINANCIAL INFORMATION

     The Company has furnished its financial statements to stockholders in its 1996 Annual Report, which accompanies this Proxy Statement. In addition, the Company will promptly provide, without charge to any stockholder, on the request of such stockholder, an additional copy of the 1996 Annual Report and the Company's most recent Form 10-K. Written requests for such copies should be directed to Westell Technologies, Inc., Attention: Garrick Case, Director, Investor Relations, 101 Kendall Point Drive, Oswego, Illinois 60643; telephone number (630) 820-1919.


                    OTHER MATTERS TO COME BEFORE THE MEETING

     The Board of Directors of the Company knows of no other business which may come before the Annual Meeting. However, if any other matters are properly presented to the Meeting, the persons named in the proxies will vote upon them in accordance with their best judgment.


     WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE SIGN THE PROXY AND RETURN IT IN THE ENCLOSED STAMPED ENVELOPE.


                              By Order of the Board of Directors

                              STEPHEN J. HAWRYSZ
                              Vice President, Secretary, Treasurer
                              and Chief Financial Officer

- -------------------------------------------------------------------------------

Date: August 9, 1996


PROXY                                                 WESTELL TECHNOLOGIES, INC.


This Proxy is Solicited by the Board of Directors for the Annual Meeting of Shareholders, September 11, 1996, 10:00 a.m. local time, at Marriott Chicago Downtown, 540 N. Michigan Avenue, Chicago, Illinois 60611.

The undersigned hereby appoints Gary F. Seamans and Melvin J. Simon, and each of them, proxies with the powers the undersigned would possess if personally present, and with full power of substitution, to vote all Class A Common Stock and/or Class B Common Stock held of record by the undersigned in Westell Technologies, Inc., upon all subjects that may properly come before the Annual Meeting. Including the matters described in the proxy statement furnished herewith, subject to any directions indicated on the reverse side of this card. If no directions are given, the proxies will vote in accordance with the Directors' recommendations on the subjects listed on the reverse side of this card and at their discretion on any other matter that may properly come before the Annual Meeting or any adjournment thereof.

If you do not sign and return a proxy, or attend the Annual Meeting and vote by ballot, your shares cannot be voted, nor your instructions followed.

Directors recommend a vote "FOR":

1.   ELECTION OF DIRECTORS

     / /  FOR all nominees listed below / /  WITHHOLD AUTHORITY to vote  (except as marked to the contrary) for all
                                             nominees listed below


     Nominees: Gary F. Seamans, Robert H. Gaynor, Melvin J. Simon, Stefan D.
               Abrams, Michael A. Brunner, Paul A. Dwyer and Ormand J. Wade


     INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name on the space provided below.




2. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the Annual Meeting or any adjournment thereof.


                              Please sign exactly as name or names appear on this proxy, if stock is held jointly, each holder should sign. If signing as attorney, trustee, executor, administrator, custodian, guardian or corporate officer, please give full title.

                              Dated:__________________________, 1996

                              Signature_____________________________

                              Signature_____________________________

                              Votes must be indicated (x) in Black